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                                                                    Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF AUGUST 5, 2003, BY AND AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

                       14% SUBORDINATED PIK NOTE DUE 2008

$_____________

Note Issue Date: August 5, 2003                                     Note No. ___

         For value received, United States Lime & Minerals, Inc., a Texas corporation (the "Company"), promises to pay to _________________ (the "Holder"), the principal amount of $5,500,000 (the "Original Principal Amount"), plus such additional amounts of principal as may be added, from time to time, to this Note pursuant to Section 1.3 below (the "Capitalized Principal Amount" and, together with the Original Principal Amount, the "Total Principal Amount"), together with interest on the unpaid balance of the Total Principal Amount from time to time outstanding, and interest on all past due amounts, both principal and accrued interest, all as provided in this 14% Subordinated PIK Note Due 2008 (this "Note"). All payments shall be made in lawful money of the United States of America at the principal offices of the Company or, at the option of the Company, may be made by certified or official bank check made payable to the order of the Holder and mailed to the Holder at the Holder's address set forth on the signature page hereof or by wire transfer of immediately available funds to an account designated by the Holder. This Note is one of a series of Notes issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of August 5, 2003, by and among the Company and the Purchasers listed on Schedule A thereto (the "Note and Warrant Purchase Agreement"). In addition to the terms and conditions of the Note and Warrant Purchase Agreement, this Note is subject to the following terms and conditions:

1.       Payment of Interest.

         1.1 Interest will accrue on the unpaid Total Principal Amount and all past due amounts at a rate per annum equal to 14.0 percent (computed for the actual number of days elapsed on the basis of a year of 360 days).

         1.2 The Company will pay accrued interest (i) quarterly in arrears, commencing on September 30, 2003 and continuing on each December 31, March 31,

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June 30 and September 30 thereafter, (ii) on the Maturity Date (as defined in
Section 2), and (iii) thereafter on demand.

         1.3 So long as no Event of Default (as defined in the Note and Warrant Purchase Agreement) has occurred and is continuing, prior to the Maturity Date the Company may elect not to pay in cash a portion of any interest payment that constitutes interest on this Note at a rate per annum of up to two percent, in which case such portion of such interest payment shall compound, effective as of such interest payment date, by adding such accrued and unpaid interest to the principal amount of this Note as Capitalized Principal Amount and accruing interest on the Total Principal Amount, including such Capitalized Principal Amount, resulting thereafter. The Company shall be deemed to have elected to compound a portion of each interest payment that constitutes interest on this Note at a rate per annum of two percent unless the Company gives the Holder written notice at least 10 days' prior to the next succeeding interest payment date that it intends to pay all or a portion of such interest in cash on such interest payment date. So long as an Event of Default is continuing, the Company shall pay all interest in cash.

2. Maturity Date. The Company agrees to pay in full the Total Principal Amount, and any interest accrued and unpaid thereon and all other unpaid amounts owing under this Note, on August 5, 2008 (the "Maturity Date").

3.       Prepayment.

         3.1 The Company shall be entitled voluntarily to prepay the Original Principal Amount, in whole at any time or in part, consisting of $10,000 or multiples thereof, from time to time, on or after August 5, 2005 (the "Permitted Prepayment Date"). Except as set forth in Section 3.2, in the event of such voluntary prepayment of the Original Principal Amount on or after the Permitted Prepayment Date, or any prepayment prior to the Permitted Prepayment Date in the event that the then outstanding Original Principal Amount is accelerated pursuant to Section 5, the Holder shall be entitled to receive together with such prepayment of the Original Principal Amount so prepaid, (i) accrued and unpaid interest on the Original Principal Amount so prepaid through the date of prepayment and (ii) a prepayment premium equal to four percent multiplied by the portion of the Original Principal Amount that is being prepaid (the "Prepayment Premium"). If the Company elects to prepay all or any portion of the Original Principal Amount, the Company shall furnish written notice to the Holder with respect to such prepayment not less than 10 days prior to the date of prepayment. Such notice shall specify the amount of the Original Principal Amount to be prepaid on such date.

         3.2

                  (a) In the event that the Company elects to prepay the Original Principal Amount of the Subordinated Note (as defined in Section 4.1(g)) held by Credit Trust s.a.l. (the "Credit Trust Note"), in whole at any time or in part, from time to time, before the Permitted Prepayment Date (except for a prepayment pursuant to the exercise of the Foreclosure Prepayment Right as provided in Section 9.2), then as a condition of

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any such prepayment of the Credit Trust Note, the Company shall offer to prepay the Original Principal Amount of all Subordinated Notes then outstanding to the same extent and proportion, based upon the Original Principal Amount of the Credit Trust Note and of each of the other Subordinated Notes, and on the same terms as the prepayment of the Original Principal Amount of the Credit Trust Note except that the Holder of such other Subordinated Note will be entitled to receive together with such prepayment of the Original Principal Amount so prepaid a prepayment premium equal to two percent multiplied by the portion of the Original Principal Amount that is being prepaid. The closing of the prepayment of any of the Original Principal Amount of the Credit Trust Note shall take place concurrently with the closing of the prepayment of that portion of the Original Principal Amount of the Subordinated Note elected to be prepaid by the Holder.

                  (b) In the event that the Company elects to prepay the Original Principal Amount of any Subordinated Notes, in whole at any time or in part, from time to time on or after the Permitted Prepayment Date (except for a prepayment pursuant to the exercise of the Foreclosure Prepayment Right as provided in Section 9.2), then as a condition of, and concurrently with, any such prepayment, the Company will prepay the Original Principal Amount of all Subordinated Notes then outstanding to the same extent and proportion, based upon the Original Principal Amount of each Subordinated Note; provided; however, that the Holders of the Subordinated Notes other than the Credit Trust Note will in every such case be entitled to receive together with such prepayment of the Original Principal Amount so prepaid the Prepayment Premium and, in no event, will Credit Trust s.a.l be entitled to payment of any Prepayment Premium.

         3.3 The Company shall be entitled voluntarily to prepay the Capitalized Principal Amount in whole at any time or in part, from time to time. No Prepayment Premium or other penalty shall be due with respect to any such prepayment of Capitalized Principal Amount. Partial prepayments of the Capitalized Principal Amount shall be applied first to accrued but unpaid interest on the Capitalized Principal Amount being prepaid, and next to principal. If the Company elects to prepay all or any portion of the Capitalized Principal Amount, the Company shall furnish written notice to the Holder with respect to each prepayment not less than 10 days prior to the date of prepayment. Such notice shall specify the amount of the Capitalized Principal Amount to be prepaid on such date.

4.       Subordination.

         4.1 As used in this Note, the following terms shall have the following meanings:

                  (a) "Company Group" shall mean and include each of the Company, Texas Lime Company, a Texas corporation, and Arkansas Lime Company, an Arkansas corporation.

                  (b) "Senior Creditors" shall mean and include all of the holders for the time being of the Senior Debt or any portion of it.

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                  (c)      "Senior Debt" shall mean and include (i) all debt
listed on Exhibit A hereto and (ii) all other duties, obligations, indebtedness and other liabilities (whether direct or indirect, liquidated or contingent, presently existing or arising in the future) of the Company to whomsoever owed which are secured by liens upon or security interests in any assets of the Company and/or any of its subsidiaries; provided, however, in no event shall it include any of the Subordinated Debt if any of such Subordinated Debt becomes secured.

                  (d) "Senior Debt Documents" shall mean, collectively, any agreement, document, or instrument which evidences, secures or otherwise pertains to any of the Senior Debt.

                  (e) "Senior Notes" shall mean the promissory notes evidencing the Senior Debt, as amended, restated or otherwise in effect from time to time and any other promissory notes or similar evidences of indebtedness now or hereafter evidencing the Senior Debt, as the same may in each case be amended, restated or otherwise in effect from time to time.

                  (f) "Standstill Period" shall mean the period of one year commencing upon the occurrence of any Subordinated Debt Default; provided, however, that the Standstill Period shall toll during the pendency of any bankruptcy proceeding under the Federal bankruptcy laws or otherwise (as now or hereafter in effect) with respect to the Company.

                  (g) "Subordinated Debt" shall mean the Total Principal Amount of and prepayment premium, if any, and interest on this Note and any and all other indebtedness and obligations now or hereafter existing or arising which are due under or evidenced by this Note and all of the other Notes issued under the Note and Warrant Purchase Agreement (collectively, the "Subordinated Notes").

                  (h) "Subordinated Debt Default" shall mean any default by the Company on account of any payment due under the Subordinated Debt.

                  (i) "Subordinated Debt Documents" shall mean, collectively, any agreement, document, or instrument which evidences, secures or otherwise pertains to any of the Subordinated Debt.

         4.2 The Holder and the Company each jointly and severally covenant and agree that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the irrevocable prior payment in full and performance of all present and future duties, obligations, indebtedness and liabilities (whether direct or indirect, liquidated or contingent, presently existing or arising in the future) under or in respect of the Senior Debt in any amount now or hereafter existing, whether in respect of the loans and other extensions of credit comprising the Senior Debt or in respect of Senior Debt Documents and whether for principal, premium, interest accruing (including without limitation interest accruing after the initiation of any Proceeding (as defined in Section 4.7(a) hereof)), fees, expenses or otherwise.

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         4.3      In furtherance of the foregoing, the Holder agrees that any and all Senior Debt Documents may be modified, amended, supplemented or restated in any manner and at any time without obtaining the consent of or providing notice to the Holder.

         4.4 Nothing in this Section 4 shall limit or affect (i) the issuance to the Holder hereof of the Warrant (as defined in the Note and Warrant Purchase Agreement), (ii) the issuance by the Company of Warrant Shares (as defined in the Note and Warrant Purchase Agreement) upon the exercise of the Warrant, or (iii) any adjustment contemplated by the anti-dilution provisions of the Warrant; provided, however, that, if the Company is in default or the payment by the Company of the Aggregate Repurchase Price (as defined in the Warrant) would cause a default under or with respect to any Senior Debt, the Holder shall not exercise any right to "put" to or compel the Company to repurchase or redeem any Warrant Shares owned by the Holder.

         4.5 The Holder by acceptance of this Note hereby covenants and agrees to give to each holder of Senior Debt hereinabove identified in clause
(i) of the definition of "Senior Debt," and each other holder of Senior Debt the identity of whom shall have been furnished to the Holder in writing, prompt written notice of any Subordinated Debt Default, which notice shall be given at the same time as notice is given by the Holder to the Company. The Holder agrees not to ask for or demand, directly or indirectly, in cash or other property or by set-off, purchase, redemption or in any other manner (including without limitation from or by way of collateral), payment of all or any of the Subordinated Debt during any Standstill Period. Without limiting the generality and in furtherance of the foregoing, during any Standstill Period the Holder shall not, directly or indirectly, under any circumstances:

                  (a)      declare an Event of Default;

                  (b) accelerate, for any reason whatsoever, the maturity of any amount due and owing on the Subordinated Debt;

                  (c) assert, collect, sue upon, or enforce all, or any part of, the Subordinated Debt;

                  (d) take any enforcement action against the Company or any of the properties or assets of the Company with respect to the Subordinated Debt; or

                  (e) accept any collateral as security for the Subordinated Debt.

         4.6 Notwithstanding the provisions of Sections 4.1 through 4.5 hereof, the Company shall be permitted to pay to the Holder, and the Holder shall be permitted to receive, regularly scheduled payments of interest at a rate per annum not in excess of the rate of interest stated in this Note and prepayments of the Original Principal Amount and the Capitalized Principal Amount in accordance with Section 3 of this Note, but only if (i) no event of default has occurred and is continuing under or with respect to any of the Senior Debt Documents and (ii) any such payment, after giving effect thereto, would not result in the occurrence of any such event of default referenced in
(i) above.

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         4.7      In furtherance of the foregoing, the Holder covenants and
agrees as follows:

                  (a) Upon any distribution of all or any of the assets of the Company to creditors of the Company upon the dissolution, winding-up, liquidation, arrangement or reorganization of the Company (as the case may be), whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company (all of the foregoing collectively, "Proceedings"), or in the event that all amounts owing under any of the Senior Debt have become, or have been declared to be, due and payable (and have not been paid in accordance with their respective terms), then any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to a custodian designated in writing by the holders of a majority in principal amount of the Senior Debt, for application pro rata (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Debt to the extent necessary to pay the Senior Debt in full in accordance with Section 4.2.

                  (b) If any Proceeding is commenced by or against the Company, each Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of the Holder or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 4.7(a) hereof and give receipts therefor and to file claims and proofs of claim and take such other action (including without limitation voting the Subordinated Debt) as such Senior Creditor may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of such Senior Creditor hereunder.

                  (c) The Holder shall not ask for or demand, directly or indirectly, any guaranty, suretyship, or security or collateral, or accept any grant of any guaranty, suretyship, or security interest in, or transfer of, any property or assets, whether now owned or hereafter acquired, of any member of the Company Group as collateral for the Subordinated Debt, except for guaranties and sureties in connection with which the guarantor or surety waives its right of subrogation against each Senior Creditor. Any grant of a guaranty, suretyship, or security interest or transfer of property or assets by a member of the Company Group in favor of the Holder in violation of this Section 4.7(c) shall be deemed null and void and have no force or effect and any such grant or transfer prior to the payment in full of the Senior Debt in accordance with
Section 4.2, or otherwise contrary to the provisions of this Section 4, shall be received by the Holder in trust for the pro rata benefit of the Senior Creditors and shall be disposed of in the manner provided in Section 4.7(a) hereof.

         4.8 The Holder covenants and agrees that during any Standstill Period the Holder will not commence or join with any creditor in commencing any Proceeding or any other proceeding to enforce the Holder's rights with respect to the Subordinated Debt.

         4.9 The Holder agrees that no payment or distribution to any Senior Creditor pursuant to the provisions of this Section 4 shall entitle the Holder to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been irrevocably paid and satisfied in full in accordance with
Section 4.2.

         4.10 All rights and interests of the Senior Creditors, and all agreements and obligations of the Holders and the Company, under this Section 4 shall remain in full force and effect irrespective of:

                  (a) any lack of validity or enforceability of the Senior Debt Documents;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from the Senior Debt Documents;

                  (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt;

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Company with respect to the Senior Debt or the Holder with respect to this Section 4; or

                  (e)      any increase in the amount of the Senior Debt.

         4.11 This Section 4 is a continuing agreement and shall (i) remain in full force and effect until all of the Senior Debt shall have been irrevocably paid in full in accordance with Section 4.2, (ii) be binding upon the Holder and the Company and their respective permitted successors and assigns, and (iii) inure to the benefit of and be enforceable directly by the Senior Creditors, the Holder, the Company and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing, each Senior Creditor may assign or otherwise transfer any of the Senior Notes held by it or any other evidence of the Senior Debt held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Senior Creditors herein or otherwise. Each of the Senior Creditors is hereby expressly declared to be a third-party beneficiary of this Section 4.

         4.12 The provisions of this Section 4 subordinating the Subordinated Debt are solely for the purpose of defining the relative rights of the Senior Creditors and the Holder and shall not impair, as between the Holder and the Company, the obligation of the Company to pay the Subordinated Debt to the Holder strictly in accordance with its terms. Nothing contained in this Note shall be deemed to confer any rights upon the Company with respect to either the Senior Debt or the Subordinated Debt.

5. Covenants; Events of Default. This Note is subject to those certain covenants made by the Company in the Note and Warrant Purchase Agreement. The Total Principal Amount of the Subordinated Notes, together with any interest accrued but

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unpaid thereon, shall become immediately due and payable upon declaration to such effect given in writing by the Majority Purchasers (as defined in the Note and Warrant Purchase Agreement ) after the occurrence and during the continuation of an Event of Default; provided, however, that upon the occurrence of an Event of Default described in Section 6.9 or Section 6.10 of the Note and Warrant Purchase Agreement such Total Principal Amount, together with interest accrued but unpaid thereon, shall become immediately due and payable automatically and without declaration and notice of any kind.

6. Registration of Note and Note Ledger. The Company shall maintain at its principal executive offices a register in which it shall register this Note and, immediately after any permitted transfer in accordance with Section 9, any New Note (as defined below). The Company shall maintain a note ledger with respect to this Note and any New Note, which ledger shall present the Total Principal Amount immediately after any addition of Capitalized Principal Amount to the Total Principal Amount, the Original Principal Amount then outstanding, the Capitalized Principal Amount then outstanding, and any prepayment made.

7. Loss, Theft, Destruction or Mutilation of This Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Company shall issue and deliver within five business days a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

8. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

                                       8

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9.       Successors and Assigns.

         9.1 Except as set forth in Section 9.2, the Holder may not sell, assign, pledge, dispose of or otherwise transfer this Note, or any interest herein, without the prior written consent of the Company, which consent will not be unreasonably withheld. Subject to the preceding sentence, this Note may be transferred only upon surrender of this Note at the Company's principal executive offices for registration of transfer accompanied by (i) a written instrument of transfer in form satisfactory to the Company duly executed by the Holder, (ii) an opinion satisfactory to the Company with respect to the transfer in accordance with Federal and state securities laws, and (iii) a Joinder to the Note and Warrant Purchase Agreement in the form of Schedule C to the Note and Warrant Purchase Agreement duly executed by the permitted transferee. Thereupon, a new note (a "New Note") in the same Total Principal Amount with the same terms as this Note will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note or any New Note. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

         9.2 The Holder may, upon prior written notice to the Company and in accordance with the terms of this Section 9.2 and Federal and state securities laws, transfer this Note, or any interest herein, in connection with a bona fide pledge of this Note, or such interest herein, without the prior written consent of the Company. In the event that the Holder pledges this Note, or any interest herein, (such pledged Note or interest, the "Third Party Collateral Security") to a third party (the "Pledgee") and the Pledgee at any time thereafter exercises its right to foreclose on the Third Party Collateral Security (a "Foreclosure Event"), the Holder shall give the Company and each other Holder of a Subordinated Note then outstanding written notice of such Foreclosure Event (the "Notice"). Holders of the other Subordinated Notes then outstanding shall have the right, pro rata based upon the Total Principal Amount of the Subordinated Notes owned by such other Holders, or in such other proportion as such Holders may agree, for a period of 10 days following receipt of the Notice (the "Purchase Period") to purchase all or a portion of this Note from the Pledgee for the Total Principal Amount or the applicable portion of the Total Principal Amount, as the case may be, by giving written notice to the Holder of the exercise of such right, with a copy to the Company, within the Purchase Period. If the Holders of the other Subordinated Notes then outstanding do not elect to purchase this Note in accordance with the previous sentence, then the Company shall have the right for a period of 10 days following the expiration of the Purchase Period (the "Foreclosure Payment Period") to prepay the balance of the Total Principal Amount of this Note in whole or in part, whether or not such prepayment occurs prior to the Permitted Prepayment Date, without payment of any Prepayment Premium (the "Foreclosure Prepayment Right"). In the event that the Company does not exercise its Foreclosure Prepayment Right in full, the Company shall have the right, for a period of 10 days following the expiration of the Foreclosure Payment Period, to direct that the Pledgee sell this Note for an amount equal to the unpaid balance of the Total Principal Amount to an affiliate of the Company. The closing of any such sale shall take place within 10 days following the expiration of the Foreclosure Payment Period. In the event that the Company does not exercise its Foreclosure Prepayment Right in full and this

                                       9

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Note is not purchased by an affiliate, then the Pledgee shall be free to sell this Note in accordance with Federal and state securities laws. Nothing in this
Section 9.2 precludes the Company, its affiliates and the Holders of the other then outstanding Subordinated Notes from allocating the right to purchase this Note among themselves in such manner as they may mutually agree. Any transfer of this Note pursuant to this Section 9.2 shall be made in accordance with the procedures set forth in Section 9.1 (other than the first sentence thereof).

10. Amendment or Waiver. Subject to Section 7.5 of the Note and Warrant Purchase Agreement, any provision of this Note may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and the Holder. No consent shall be required of any other person, including any Senior Creditor, to any such amendment or waiver. No delay or failure in exercising any rights or remedies under or with respect to this Note shall operate as a waiver of any rights or remedies of the Holder. The Holder's right to accelerate this Note for any late payment or the Company's failure to timely fulfill its other obligations hereunder or under the other Subordinated Debt Documents shall not be waived or deemed waived by the Holder by the Holder's having accepted a late payment or late payments in the past or the Holder otherwise not accelerating this Note or exercising other remedies for the Company's failure to timely perform its obligations hereunder or under the other Subordinated Debt Documents.

11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iv) if the Holder is located within the continental United States, the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (v) if the Holder is located outside of the continental United States, the third business day after deposit with an internationally recognized courier, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Holder at the address set forth on the signature page hereof, or at such other address as the Company or the Holder may designate by 10 days' advance written notice to the other party hereto.

12. Titles and Subtitles. The titles of the sections and subsections of this Note are for convenience of reference only and are not to be considered in construing this Note.

13. Counterparts. This Note may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

14. Benefits of this Agreement. Subject to Section 4, nothing in this Note shall be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Note and this Note shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of this Note.

15. Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

16. Expenses. In addition to all other sums payable under this Note, the Company also agrees to pay to the Holder, on demand, all costs and expenses (including reasonable attorneys' fees, disbursements and expenses) incurred by the Holder in connection with the enforcement of the Company's obligations under this Note.

17. Presentment. The Company hereby waives presentment for payment, demand, protest, notice of intent to accelerate and notice of acceleration, notice of protest, and notice of dishonor, diligence in collecting and the filing of suit for the fixing of liability and all other notices of any kind whatsoever to which it may be entitled under applicable law or otherwise, except for any notice to which the Company may be entitled under this Note.

18. Maximum Lawful Rate of Interest. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of this Section 18 and at any time thereafter the maximum rate permitted under applicable law exceeds the rate of interest then provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is at least that which would have been received by the Holder but for the operation of the first sentence of this Section 18.

19. Entire Agreement. This Note and the other Subordinated Debt Documents embody the entire agreement and understanding between the Holder and the Company and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. The Company acknowledges and agrees that there is no oral agreement between the Company and the Holder which has not been incorporated in this Note and the other Subordinated Debt Documents.

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                                       11

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         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer, as of the date first above written.

                                    UNITED STATES LIME & MINERALS, INC.

                                    By:_________________________________________
                                    Name:  Timothy W. Byrne
                                    Title: President and Chief Executive Officer

                                    Address: 13800 Montfort Drive, Suite 330
                                             Dallas, Texas 75240

                                    Telephone: (972) 991-8400

                                    Facsimile: (972) 385-1805

AGREED TO AND ACCEPTED:

By:_______________________________________
Name:_____________________________________
Title:____________________________________

Address:

Telephone:
Facsimile:________________________________

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                                    EXHIBIT A

                               Listed Senior Debt

         All indebtedness, interest, fees, costs and expenses now existing or hereafter arising under or in connection with the following documents, as the same may be amended, restated or otherwise modified and in effect from time to time:

         1. The Credit Agreement, dated as of April 22, 1999, as amended by the First Amendment to Credit Agreement, dated as of December 27, 2000, a letter agreement dated March 4, 2003, and the Third Amendment to Credit Agreement, dated as of August 5, 2003, each as amended, restated or otherwise modified and in effect from time to time, by and among the members of the Company Group, the lenders referred to therein and National City Bank (successor to Wachovia Bank, National Association) pursuant to which such lenders have agreed to make loans to and otherwise provide credit to or for the benefit of the members of the Company Group.

         2. The Loan and Security Agreement, dated March 3, 2003, as amended by the First Amendment to Loan and Security Agreement, dated as of August 5, 2003, as amended, restated or otherwise modified and in effect from time to time, by and among the members of the Company Group and National City Bank.